UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 30, 2004

                         Calypte Biomedical Corporation
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               (Exact name of Company as specified in its charter)

      Delaware                          000-20985                  06-1226727
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(State or Other Jurisdiction)     (Commission File Number)      (I.R.S. Employer
of Incorporation)                                                Identification)

                5000 Hopyard Rd., Suite 480, Pleasanton CA 94588
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (925) 730-7200
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                                       N/A

          (Former name or former address, if changed since last report)

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))
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Item 1.01 Entry into a Material Definitive Agreement

On September 30, 2004 the Registrant (the "Company") and Ani Biotech Oy ("Ani") entered into a licensing, technology transfer and equipment purchase agreement (the "Agreement"). The Agreement grants the Company access to Ani's new patent pending rapid diagnostic test platform and sample applicator technology. In consideration of the license, Ani will receive a license fee and future royalties based upon sales in the worldwide professional and over-the-counter human in-vitro diagnostic testing markets.

Under the Agreement, the Company has been granted an exclusive license by Ani to develop, manufacture and sell rapid diagnostic tests for several sexually transmitted diseases, including HIV, HPV, Hepatitis B, Hepatitis C, Syphilis, Gonorrhea and Chlamydia when urine or oral fluid are the sample media. The Company has also been granted a non-exclusive license to develop, manufacture and sell the same diagnostic tests for sexually transmitted diseases when blood, serum, plasma or urogenital swabs are the sample media.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.151 License Agreement and Technology Transfer Agreement dated as of September 30, 2004 between Calypte and Ani Biotech Oy.*

99.1   Press release dated October 5, 2004

                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  Pleasanton, California
          October 5, 2004

                              Calypte Biomedical Corporation

                              By: /s/  Richard D. Brounstein
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                                  Richard D. Brounstein
                                  Executive Vice President and Chief
                                  Financial Officer

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* Confidential treatment requested for certain portions of this exhibit